Exhibit 99.1

Moelis & Company Reports First Quarter 2025 Financial Results;

Declares Regular Quarterly Dividend of $0.65 Per Share

•
First quarter revenues of $306.6 million, up 41% from the prior year period
•
GAAP and Adjusted net income of $0.64 per share (diluted) for the first quarter of 2025; GAAP and Adjusted net income includes a $0.28 per share (diluted) tax benefit
•
First quarter Adjusted pre-tax margin of 14.0%
•
Continued to execute on our growth strategy:
―
One Technology focused Managing Director based in Europe recently joined the Firm, and one Managing Director focused on Business Services in Europe is committed to join the Firm
•
Strong balance sheet with cash and short-term investments of $336.3 million and no debt or goodwill
―
Declared regular quarterly dividend of $0.65 per share

NEW YORK, April 23, 2025 – Moelis & Company (NYSE:MC) today reported financial results for the first quarter ended March 31, 2025. The Firm's first quarter revenues of $306.6 million increased 41% from the prior year period. The Firm reported first quarter GAAP net income of $53.8 million, or $0.64 per share (diluted). On an Adjusted basis, the Firm reported net income of $54.4 million and $0.64 per share (diluted) for the first quarter of 2025, as compared with net income of $18.3 million, or $0.22 per share (diluted), in the prior year period. GAAP and Adjusted net income in the first quarter of 2025 include a net tax benefit of approximately $0.28 per share (diluted) related to the settlement of share-based awards.

"We are well positioned to navigate these volatile markets. With a debt-free balance sheet and the significant investment we have made in talent over the past few years, we are in remarkable position to offer unconflicted, independent advice to clients facing some of the most difficult decisions they have encountered," said Ken Moelis, Chairman and Chief Executive Officer.

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 92% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 8% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state, local and foreign income taxes are incurred at the company level). The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s operating result was taxed at our corporate effective tax rate. We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended March 31,
($ in thousands except per share data)	2025	2024	Variance	2025	2024	Variance

Revenues	$306,593	$217,485	41%	$306,593	$217,485	41%
Income (loss) before income taxes	43,053	10,031	329%	43,053	10,252	320%
Provision (benefit) for income taxes	(10,722)	(7,454)	44%	(11,386)	(8,046)	42%
Net income (loss)	53,775	17,485	208%	54,439	18,298	198%
Net income (loss) attributable to noncontrolling interests	3,507	919	282%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$50,268	$16,566	203%	$54,439	$18,298	198%
Diluted earnings (loss) per share	$0.64	$0.22	191%	$0.64	$0.22	191%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned revenues of $306.6 million in the first quarter of 2025, as compared with $217.5 million in the prior year period, representing an increase of 41%. The increase in first quarter revenues is attributable to growth in M&A and Capital Markets revenues, as compared with the prior year period.

We continue to execute on our strategy of organic growth. One Technology focused Managing Director based in Europe recently joined the Firm, and one Managing Director focused on Business Services in Europe is committed to join the Firm.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended March 31,
($ in thousands)	2025	2024	Variance	2025	2024	Variance

Expenses:
Compensation and benefits	$211,549	$164,475	29%	$211,549	$163,331	30%
% of revenues	69.0%	75.6%		69.0%	75.1%
Non-compensation expenses	$58,132	$47,208	23%	$58,132	$47,208	23%
% of revenues	19.0%	21.7%		19.0%	21.7%
Total operating expenses	$269,681	$211,683	27%	$269,681	$210,539	28%
% of revenues	88.0%	97.3%		88.0%	96.8%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP and Adjusted basis were $269.7 million for the first quarter of 2025, as compared with GAAP and Adjusted operating expenses of $211.7 million and $210.5 million, respectively, in the prior year period. The increase in Adjusted operating expenses is attributable to increased compensation and benefits expenses and non-compensation expenses, as compared with the prior year period.

Compensation and benefits expenses on a GAAP and Adjusted basis were $211.5 million for the first quarter of 2025, as compared with GAAP and Adjusted compensation and benefits expenses of $164.5 million and $163.3 million, respectively, in the prior year period. The increase in compensation and benefits expenses in the current year period is attributable to seasonally higher fixed compensation expense related to retirement eligible equity awards which are fully expensed at the time of grant and a higher bonus expense accrual, as a result of higher revenues earned, as compared with the prior year period.

Non-compensation expenses on a GAAP and Adjusted basis were $58.1 million for the first quarter of 2025, as compared with GAAP and Adjusted non-compensation expenses of $47.2 million in the prior year period. The increase in non-compensation expenses during the first quarter of 2025 is primarily related to increased travel and related expenses, primarily associated with investment in client conferences, and increased headcount.

Other Income (Expenses)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended March 31,
($ in thousands)	2025	2024	Variance	2025	2024	Variance

Other income (expenses)	$6,141	$4,229	45%	$6,141	$3,306	86%

* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income (expenses) on a GAAP and Adjusted basis was income of $6.1 million for the first quarter of 2025, as compared with GAAP and Adjusted other income of $4.2 million and $3.3 million, respectively, in the prior year period.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 92% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax on its allocable share of earnings. The remaining 8% of activity is subject to certain state, local and foreign income taxes (including New York City Unincorporated Business Tax), which is accounted for at the partner level through the noncontrolling interests. For Adjusted purposes, we have assumed that 100% of the Firm’s first quarter 2025 operating results were taxed at our corporate effective tax rate of 29.5%. Together with the excess tax benefit of approximately $24.1 million related to the delivery of equity-based compensation, we have a net tax benefit of approximately $11.4 million.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position, and as of March 31, 2025, we held cash and liquid investments of $336.3 million and had no debt or goodwill on our balance sheet.

The Board of Directors of Moelis & Company declared a regular quarterly dividend of $0.65 per share. The $0.65 per share will be paid on June 20, 2025 to common stockholders of record on May 5, 2025.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Wednesday, April 23, 2025, accessible via telephone and the internet. Ken Moelis, Chairman and Chief Executive Officer, and Chris Callesano, Chief Financial Officer, will review our first quarter 2025 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-888-300-4150 (domestic) or 1-646-970-1530 (international) and using access code 8014191. Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-800-770-2030 (domestic) or 1-609-800-9909 (international); the conference number is 8014191.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors. Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, private fund raisings and secondary transactions and other corporate finance matters. The Firm serves its clients from 23 locations in North and South America, Europe, the Middle East, and Asia-Pacific. For further information, please visit: www.moelis.com.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent reports filed on Form 10-Q and our other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

The Company prepares its consolidated financial statements using accounting principles generally accepted in the United States (GAAP). From time to time, the Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. Adjusted results are a non-GAAP financial measure which provide additional information on management’s view of operating results. These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

The Company’s Adjusted revenues includes amounts reflected within other income (expenses) which are considered the equivalent of revenues for compensation. Such adjustments may include gains on founder investments where our employees and the Moelis advisory platform contributed meaningfully to the value creation; or the mark-to-market impact of equity instruments held by the Company that were originally received as payment for our banking services and included in revenues. We believe these adjustments are useful to allow comparability of period-to-period operating performance and compensation levels.

The Company’s Adjusted compensation and benefits expenses may include adjustments reflected within other income (expenses) associated with compensation awards forfeited or returned to the Company by former employees. Management views the credits associated with such forfeitures as an offset to compensation and benefits expenses since the Firm will utilize the forfeited economics to recruit and or retain talent. We believe the netted presentation of forfeiture credits and compensation expenses is useful to allow comparability of period-to-period operating performance.

The Company’s Adjusted non-compensation expenses and other income (expenses) may exclude certain one-time items that reduce the comparability of our operating performance as well as the amounts related to revenues and compensation and benefits expenses discussed above and adjustments to our provision for income taxes discussed below. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted provision (benefit) for income taxes is adjusted to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rates for the periods presented. Adjusted provision (benefit) for income taxes periodically includes the tax impact related to the settlement of share-based awards, the reclassification of TRA liability adjustments, or adjustments to our deferred tax assets and liabilities that occur in connection with new tax legislation. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted basic and diluted shares of Class A common stock outstanding is presented for each period as if all outstanding Class A partnership units have been exchanged into Class A common stock. The Adjusted presentation helps analysts, investors, and other stakeholders understand the effect of the Firm’s ownership structure on its results, including the impact of all the Firm’s income becoming subject to corporate-level tax.

Contacts

Investor Contact:	Media Contact:
Matt Tsukroff	Melissa Chiles
Moelis & Company	Moelis & Company
t: + 1 212 883 3800	t: + 1 212 883 3583
m: +1 917 526 2340	press@moelis.com
matthew.tsukroff@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended March 31,
	2025	2024

Revenues	$306,593	$217,485

Expenses
Compensation and benefits	211,549	164,475
Occupancy	8,117	7,089
Professional fees	6,914	6,165
Communication, technology and information services	13,321	12,244
Travel and related expenses	17,469	11,963
Depreciation and amortization	2,779	2,375
Other expenses	9,532	7,372
Total Expenses	269,681	211,683

Operating income (loss)	36,912	5,802
Other income (expenses)	6,141	4,229
Income (loss) before income taxes	43,053	10,031
Provision (benefit) for income taxes	(10,722)	(7,454)
Net income (loss)	53,775	17,485

Net income (loss) attributable to noncontrolling interests	3,507	919
Net income (loss) attributable to Moelis & Company	$50,268	$16,566

Weighted-average shares of Class A common stock outstanding
Basic	73,870,456	70,228,589
Diluted	78,556,091	75,102,099
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.68	$0.24
Diluted	$0.64	$0.22

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended March 31, 2025
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Income (loss) before income taxes	$43,053	$—		$43,053
Provision (benefit) for income taxes	(10,722)	(664)	(a)	(11,386)
Net income (loss)	53,775	664		54,439

Net income (loss) attributable to noncontrolling interests	3,507	(3,507)	(b)	—
Net income (loss) attributable to Moelis & Company	$50,268	$4,171		$54,439

Weighted-average shares of Class A common stock outstanding
Basic	73,870,456	6,355,291	(b)	80,225,747
Diluted	78,556,091	6,355,291	(b)	84,911,382
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.68			$0.68
Diluted	$0.64			$0.64

(a)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $24.1 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 29.5%.

(b)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended March 31, 2024
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$164,475	$(1,144)	(a)	$163,331
Other income (expenses)	4,229	(923)	(a)(b)	3,306
Income (loss) before income taxes	10,031	221		10,252
Provision (benefit) for income taxes	(7,454)	(592)	(b)(c)	(8,046)
Net income (loss)	17,485	813		18,298

Net income (loss) attributable to noncontrolling interests	919	(919)	(d)	—
Net income (loss) attributable to Moelis & Company	$16,566	$1,732		$18,298

Weighted-average shares of Class A common stock outstanding
Basic	70,228,589	6,327,095	(d)	76,555,684
Diluted	75,102,099	6,327,095	(d)	81,429,194
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.24			$0.24
Diluted	$0.22			$0.22

(a)	Reflects a reclassification of $1.1 million of other income to compensation and benefits expense associated with the forfeiture or return of compensation by former employees.
(b)	Tax Receivable Agreement liability related adjustments are made to other income (expenses) for GAAP purposes. The adjustment of $0.2 million is reclassified to the provision for income taxes line.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Together with the tax benefit related to the settlement of share-based awards of $11.5 million, we have a net tax benefit of $8.0 million.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.